EXHIBIT 32.1

CERTIFICATION PURSUANT TO

RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT AND

18 U.S.C. SECTION 1350

I, James R. Craigie, Chief Executive Officer of Church & Dwight Co., Inc., hereby certify that, based on my knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ James R. Craigie
Name:	James R. Craigie
Title:	Chief Executive Officer

Dated: August 11, 2004